CONTACT:

David W. Fry	Van Negris / Lexi Terrero
Senior Vice President, Treasurer	Van Negris & Company, Inc.
and Chief Financial Officer	(212) 759-0290

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS

2006 SECOND QUARTER AND FIRST HALF RESULTS

LAKE SUCCESS, NY – July 25, 2006 - Flushing Financial Corporation (the “Company”) (NASDAQ: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced its financial results for the three and six months ended June 30, 2006.

For the second quarter ended June 30, 2006, diluted earnings per share were $0.30, a decrease of $0.03, or 9.1%, from the $0.33 earned in the comparable quarter a year ago. Net income for the second quarter ended June 30, 2006 was $5.4 million, a decrease of $0.5 million, or 8.3%, from the $5.9 million earned in the second quarter ended June 30, 2005.

For the first half of 2006, diluted earnings per share were $0.63, a decrease of $0.03, or 4.5% from the $0.66 earned in the first half of 2005. Net income for the first half of 2006 was $11.3 million, a decrease of $0.5 million, or 4.6%, from the $11.9 million earned in the first half of 2005.

John R. Buran, President and Chief Executive Officer, stated: “The challenging interest rate environment we have faced for the past year continued during the second quarter of 2006. The Federal Reserve raised the overnight interest rate twice during the quarter to 5.25%, making it seventeen consecutive meetings at which they have raised this key rate. Longer-term rates have not increased at the same pace, causing a flat to inverted yield curve during the quarter.

“Given the uncertainty of the continued duration of the Fed’s tightening of interest rates, we have focused on originating loans with yields that we believe will be beneficial to the long term profitability of the Company. We have slowed deposit growth as the premium for leveraging the balance sheet is limited in this environment. We have continued to fund loans through the reduction of our lower yielding securities portfolio. This has resulted in slower balance sheet growth. However, we believe this will help us limit the decline in our interest rate margin.

“The acquisition of Atlantic Liberty Financial Corporation was completed on June 30, 2006 through the issuance of 1.6 million shares of common stock and payment of $14.7 million in cash to Atlantic Liberty’s stockholders. This acquisition increased our assets by $170.8 million and added two branches in Brooklyn in very attractive commercial markets. We believe our larger size and greater breadth of product offerings will enable us to provide an enhanced level of service to these markets.

“We originated $140.5 million in loans for the quarter, lowering our participation in product types where we view yields to be low given the uncertainties in the intermediate term interest rate environment. We originated of $64.1 million of multi-family residential and one-to-four family mixed-use property mortgage loans during the quarter. We also realized continued growth in our commercial real estate mortgage loan portfolio, originating $32.1 million of these loans during the quarter. As a result, loan growth, excluding the acquisition of Atlantic Liberty, was $57.4 million. At the end of the quarter, excluding the loans obtained in the Atlantic Liberty acquisition, our loan portfolio exceeded $2.0 billion. In addition, the yield on our loan portfolio, excluding prepayment penalty income, increased 4 basis points in the second quarter of 2006 from the first quarter of 2006.

“As we continue to evolve into a more ‘commercial-like’ banking institution, business development efforts have focused on developing deposit relationships with our commercial loan customers. We have accelerated our initiative in business banking with the hiring of several commercial bankers, including our new chief operating officer and a senior vice president of business banking.

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Flushing Financial Corporation

July 25, 2006

Page Two

“Total assets increased $287.0 million during the year, or 12.2%, to $2,640.2 million at June 30, 2006. This growth includes $170.8 million in assets obtained in the Atlantic Liberty merger, with the balance of the increase in the loan portfolio, which was funded with deposit growth and reductions in the lower-yielding securities portfolios. As we have grown the loan portfolio, we have continued to maintain strong asset quality.

“We have continued to grow our asset size while maintaining a strong capital position and focusing on shareholder value initiatives. This allowed us to maintain our quarterly dividend at $0.11 per common share in the second quarter of 2006, up 10% from the comparable quarter in 2005.

“We remain committed to structured and orderly growth, the continued expansion of the financial services we offer to our customers, and building a strong banking franchise in the multicultural communities we serve. Towards this end, we opened a new branch office along a busy retail strip in Bayside, Queens, in May 2006 and plan to open two branches in the first quarter of 2007. In the second half of 2006, we are planning the introduction of an internet banking division to capitalize on the growing use of the internet. We anticipate that this initiative will allow us to further reduce our reliance on wholesale borrowings. We will continue to focus on the origination of higher-yielding one-to-four family mixed-use property mortgage loans, multi-family residential mortgage loans, and commercial real estate loans, the enhanced integration of our deposit-gathering and lending efforts, and the expansion of our relationships with business banking customers.

Earnings Summary - Three Months Ended June 30, 2006

Net interest income for the three months ended June 30, 2006 was $16.7 million, a decrease of $0.5 million, or 2.9% from $17.2 million for the three months ended June 30, 2005. An increase in the average balance of interest-earning assets of $250.4 million, to $2,326.9 million, was offset by a decrease in the net interest spread of 48 basis points to 2.62% for the quarter ended June 30, 2006 from 3.10% for the comparable period in 2005. The yield on interest-earning assets increased 19 basis points to 6.45% for the three months ended June 30, 2006 from 6.26% in the three months ended June 30, 2005. However, this was more than offset by an increase in the cost of funds of 67 basis points to 3.83% for the three months ended June 30, 2006 from 3.16% for the comparable prior year period.

The increase in the yield of interest-earning assets is primarily due to an increase of $304.3 million in the average balance of the higher-yielding loan portfolio to $1,974.2 million, combined with a $74.8 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio increased 2 basis points to 6.79% for the three months ended June 30, 2006 from 6.77% for the three months ended June 30, 2005. This increase is due to the average rate on new loans originated during the first half of 2006 being above the average rate on both the loan portfolio and loans which were paid-in-full during the period. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio. The yield on the mortgage loan portfolio, excluding prepayment penalty income, increased 4 basis points for the three months ended June 30, 2006 compared to the three months ended March 31, 2006.

The increase in the cost of interest-bearing liabilities is primarily attributed to the Federal Reserve increasing overnight rates for seventeen consecutive meetings, which has resulted in an increase in our cost of funds. Certificate of deposits, savings accounts and money market accounts increased 72 basis points, 88 basis points and 134 basis points, respectively, for the three months ended June 30, 2006 compared to the three months ended June 30, 2005, resulting in an increase in the cost of customer deposits of 94 basis points for the three months ended June 30, 2006 compared to the three months ended June 30, 2005. The cost of borrowed funds also increased 35 basis points to 4.62% for the three months ended June 30, 2006 compared to 4.27% for the three months ended June 30, 2005.

The net interest margin decreased 45 basis points to 2.86% for the three months ended June 30, 2006 from 3.31% for the three months ended June 30, 2005. Excluding prepayment penalty income, the net interest margin would have been 2.69% and 3.11% for the three month periods ended June 30, 2006 and 2005, respectively.

The net interest margin for the three months ended June 30, 2006 declined 12 basis points to 2.86%, from 2.98% for the three months ended March 31, 2006. The yield on interest-earning assets increased 6 basis points during the quarter, which was more than offset by the cost of interest-bearing liabilities increasing 20 basis points. Excluding prepayment penalty income, the net interest margin declined 13 basis points to 2.69% for the quarter ended June 30, 2006 from 2.82% for the quarter ended March 31, 2006.

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Flushing Financial Corporation

July 25, 2006

Page Three

Non-interest income increased $0.7 million, or 39.0%, for the three months ended June 30, 2006 to $2.6 million, as compared to $1.9 million for the quarter ended June 30, 2005. This was attributed to increases of: $0.3 million from loan fees, $0.2 million on the gain on sale of loans, $0.1 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock and $0.1 in BOLI dividends.

Non-interest expense was $10.4 million for the three months ended June 30, 2006, an increase of $1.0 million, or 11.0%, from $9.4 million for the three months ended June 30, 2005. The increase from the comparable prior year period is primarily attributed to increases of: $0.4 million in employee salary and benefit expenses related to additional employees for product development and stock option expense, $0.3 million in occupancy and equipment costs primarily related to rental expense due to new branch leases, and $0.1 million in data processing expense due to volume increases. Management continues to monitor expenditures resulting in efficiency ratios of 54.0% and 49.2% for three-month periods ended June 30, 2006 and 2005, respectively.

Net income for the three months ended June 30, 2006 was $5.4 million, a decrease of $0.5 million or 8.3%, as compared to $5.9 million for the three months ended June 30, 2005. Diluted earnings per share were $0.30 for the three month period ended June 30, 2006 and $0.33 for the comparable 2005 period.

Return on average equity was 12.18% for the three months ended June 30, 2006 compared to 14.5% for the three months ended June 30, 2005. Return on average assets was 0.9% for the three months ended June 30, 2006 compared to 1.1% for the three months ended June 30, 2005.

Earnings Summary - Six Months Ended June 30, 2006

Net interest income for the six months ended June 30, 2006 was $33.6 million, a decrease of $0.5 million, or 1.3 % from $34.0 million for the six months ended June 30, 2005. An increase in the average balance of interest-earning assets of $272.1 million to $2,297.5 million, was offset by a decrease in the net interest spread of 47 basis points to 2.69% for the six months ended June 30, 2006 from 3.16% for the comparable period in 2005. The yield on interest-earning assets increased 18 basis points to 6.42% for the six months ended June 30, 2006 from 6.24% in the six months ended June 30, 2005. However, this was more than offset by an increase in the cost of funds of 65 basis points to 3.73% for the six months ended June 30, 2006 from 3.08% for the comparable prior year period.

The increase in the yield of interest-earning assets is primarily due to an increase of $335.5 million in the average balance of the higher-yielding loan portfolio to $1,943.4 million, combined with an $81.0 million decrease in the average balance of the lower-yielding securities portfolios. The yield on the mortgage loan portfolio decreased 2 basis points to 6.77% for the six months ended June 30, 2006 from 6.79% for the six months ended June 30, 2005. However, the yield on the mortgage loan portfolio, excluding prepayment penalty income, increased 2 basis points for the six months ended June 30, 2006 compared to the six months ended June 30, 2005. While prepayment penalty income was the same for the six months ended June 30, 2006 and the comparable period in 2005, the growth in the mortgage loan portfolio reduced the effect of this income on the yield. In an effort to increase the yield on interest-earning assets, we continued to fund a portion of the growth in the higher-yielding mortgage loan portfolio through repayments received on the lower-yielding securities portfolio.

The increase in the cost of interest-bearing liabilities is primarily attributed to the Federal Reserve increasing overnight rates for seventeen consecutive meetings, which has resulted in an increase in our cost of funds. The cost of certificate of deposits, savings accounts and money market accounts increased 63 basis points, 91 basis points and 118 basis points, respectively, for the six months ended June 30, 2006 compared to the six months ended June 30, 2005, resulting in an increase in the cost of deposits of 84 basis points for the six months ended June 30, 2006 compared to the six months ended June 30, 2005. The cost of borrowed funds also increased 38 basis points to 4.57% for the six months ended June 30, 2006 compared to the six months ended June 30, 2005.

The net interest margin decreased 44 basis points to 2.92% for the six months ended June 30, 2006 from 3.36% for the six months ended June 30, 2005. Excluding prepayment penalty income, the net interest margin would have been 2.76% and 3.17% for the six month periods ended June 30, 2006 and 2005, respectively.

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Flushing Financial Corporation

July 25, 2006

Page Four

Non-interest income increased $1.4 million, or 42.0%, for the six months ended June 30, 2006 to $4.8 million, as compared to $3.4 million for the six months ended June 30, 2005. This was attributed to increases of: $0.4 million in miscellaneous loan fees, $0.3 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock, $0.2 million on the gain on sale of loans held for sale and $0.3 million in other income.

Non-interest expense was $19.8 million for the six months ended June 30, 2006, an increase of $1.9 million, or 10.3%, from $18.0 million for the six months ended June 30, 2005. The increase from the comparable prior year period is primarily attributed to increases of: $0.9 million in employee salary and benefit expenses related to additional employees for product development, of which $0.2 million relates to the expensing of stock options, $0.4 million in occupancy and equipment costs primarily related to increased rental expense due to new branch leases, and $0.2 million in data processing expense due to volume increases. Management continues to monitor expenditures resulting in efficiency ratios of 51.8% and 48.0% for three-month periods ended June 30, 2006 and 2005, respectively.

Net income for the six months ended June 30, 2006 was $11.3 million, a decrease of $0.5 million or 4.6%, as compared to $11.9 million for the six months ended June 30, 2005. Diluted earnings per share were $0.63 for the six month period ended June 30, 2006 and $0.66 for the comparable 2005 period.

Return on average equity was 12.8% for the six months ended June 30, 2006 compared to 14.8% for the six months ended June 30, 2005. Return on average assets was 0.9% for the six months ended June 30, 2006 compared to 1.1% for the six months ended June 30, 2005.

Balance Sheet Summary

At June 30, 2006, total assets were $2,640.2 million, an increase of $287.0 million, or 12.2%, from $2,353.2 million at December 31, 2005, with $170.8 million of the increase attributed to the Atlantic Liberty acquisition. Total loans, net increased $243.3 million, or 12.9%, during the six months ended June 30, 2006 to $2,125 million from $1,881.9 million at December 31, 2005, with the acquisition of Atlantic Liberty adding $116.2 million. At June 30, 2006, loans in process totaled $185.3 million, compared to $222.5 million at June 30, 2005 and $179.4 million at December 31, 2005.

The following table shows loan originations and purchases for the periods indicated.

	For the three months		For the six months
	ended June 30,		ended June 30,
(In thousands)	2006	2005	2006	2005
Multi-family residential	$30,629	$62,921	$64,659	$136,844
Commercial real estate	32,070	32,171	74,327	56,497
One-to-four family – mixed-use property	33,516	56,133	66,318	93,798
One-to-four family – residential	2,357	5,302	6,516	7,424
Construction	16,723	9,369	31,327	16,354
Commercial business and other loans	25,184	8,810	37,178	12,716
Total	$140,479	$174,706	$280,325	$323,633

Loans acquired on June 30, 2006 in the purchase of Atlantic Liberty are excluded from the table above. Loan purchases of $2.0 million are included in the above table for the six months ended June 30, 2006. There were no loan purchases for the three month period ended June 30, 2006 and the six month and three month periods ended June 30, 2005.

As the Bank continues to increase its loan portfolio, management continues to adhere to the Bank’s strict underwriting standards. As a result, the Bank has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $2.4 million at June 30, 2006 compared to $2.5 million at December 31, 2005 and $1.6 million at June 30, 2005. Total non-performing assets as a percentage of total assets was 0.09% at June 30, 2006 as compared to 0.10% at December 31, 2005 and 0.07% at June 30, 2005. The ratio of allowance for loan losses to total non-performing loans was 301% at June 30, 2006, compared to 260% at December 31, 2005 and 414% at June 30, 2005.

During the six months ended June 30, 2006, mortgage-backed securities increased $3.3 million to $304.5 million, with $30.8 million attributable to Atlantic Liberty’s portfolio and purchases of $9.9 million. Offsetting the increases during this period were sales of $6.4 million and principal repayments of $25.0 million on the securities portfolio, which have primarily been reinvested in higher yielding loans. Other securities increased $3.2 million to $39.7 million and primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

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Flushing Financial Corporation

July 25, 2006

Page Five

During 2006, the Bank purchased an additional $10.0 million of Bank Owned Life Insurance (“BOLI”). The Bank also acquired $2.4 million of BOLI through the merger. The Bank utilizes BOLI to fund a substantial portion of its employee benefit costs. The tax advantages of BOLI allow a return that is comparable to, or better than, other investments.

Total liabilities were $2,432.3 million at June 30, 2006, an increase of $255.5 million, or 11.7%, from December 31, 2005, with $144.3 million of the increase attributed to the Atlantic Liberty acquisition. During the six months ended June 30, 2006, due to depositors increased $216.9 million to $1,664.8 million, with $105.3 million attributed to Atlantic Liberty. The increases are primarily a result of an increase of $119.4 million in certificates of deposit, of which $29.4 million are brokered deposits, while core deposits increased $97.6 million. Borrowed funds increased $27.5 million. In addition, mortgagors’ escrow deposits increased $4.9 million during the six months ended June 30, 2006.

Total stockholders’ equity increased $31.5 million, or 17.9%, to $208.0 million at June 30, 2006 from $176.5 million at December 31, 2005. This is primarily due to $26.6 million for the issuance of stock for the acquisition of Atlantic Liberty, net income of $11.3 million for the six months ended June 30, 2006 and a $1.4 million cumulative adjustment related to the adoption of SFAS No. 123R, Share-Based Compensation, which were partially offset by $4.2 million in treasury shares purchased through the Company’s stock repurchase program, a net after tax decrease of $3.5 million on the market value of securities available for sale, and $3.9 million of cash dividends declared and paid during the six months ended June 30, 2006. The exercise of stock options increased stockholders’ equity by $2.4 million, including the income tax benefit realized by the Company upon the exercise of the options. Book value per share was $9.86 at June 30, 2006, compared to $9.07 per share at December 31, 2005 and $8.75 per share at June 30, 2005.

Under its current stock repurchase program, the Company repurchased 257,000 shares during the six months ended June 30, 2006, at a total cost of $4.2 million, or an average of $16.49 per share. At June 30, 2006, 517,650 shares remain to be repurchased under the current stock repurchase program. Through June 30, 2006, the Company had repurchased approximately 48% of the common shares issued in connection with the Company’s initial public offering at a cost of $116.0 million.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through twelve banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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Flushing Financial Corporation	July 25, 2006 – Page Six

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Cash and due from banks	$ 18,925	$ 26,754
Securities available for sale:
Mortgage-backed securities	304,454	301,194
Other securities	39,736	36,567
Loans:
Multi-family residential	815,318	788,071
Commercial real estate	476,351	399,081
One-to-four family — mixed-use property	527,706	477,775
One-to-four family — residential	171,554	134,641
Co-operative apartments	9,778	2,161
Construction	79,523	49,522
Small Business Administration	12,757	9,239
Commercial business and other	30,494	19,362
Net unamortized premiums and unearned loan fees	8,877	8,409
Allowance for loan losses	(7,148)	(6,385)
Net loans	2,125,210	1,881,876
Interest and dividends receivable	11,915	10,554
Bank premises and equipment, net	17,644	7,238
Federal Home Loan Bank of New York stock	31,663	29,622
Bank owned life insurance	39,634	26,526
Goodwill	12,857	3,905
Core Deposit Intangible	3,513	-
Other assets	34,691	28,972
Total assets	$ 2,640,242	$ 2,353,208

LIABILITIES
Due to depositors:
Non-interest bearing	$ 70,806	$ 58,678
Interest-bearing:
Certificate of deposit accounts	1,017,509	898,157
Savings accounts	274,601	273,753
Money market accounts	254,761	175,247
NOW accounts	47,100	42,029
Total interest-bearing deposits	1,593,971	1,389,186
Mortgagors' escrow deposits	24,295	19,423
Borrowed funds	717,244	689,710
Other liabilities	25,937	19,744
Total liabilities	2,432,253	2,176,741
STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 21,165,011 shares and 19,466,894 shares issued at June 30, 2006 and December 31,
2005, respectively; 21,102,652 shares and 19,465,844 shares outstanding at
June 30, 2006 and December 31, 2005, respectively)	211	195
Additional paid-in capital	69,221	39,635
Treasury stock (62,359 shares and 1,050 shares at June 30, 2006
and December 31, 2005, respectively)	(1,046)	(12)
Unearned compensation	(3,270)	(4,159)
Retained earnings	151,676	146,068
Accumulated other comprehensive loss, net of taxes	(8,803)	(5,260)
Total stockholders' equity	207,989	176,467
Total liabilities and stockholders' equity	$ 2,640,242	$ 2,353,208

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Flushing Financial Corporation	July 25, 2006 – Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2006	2005	2006	2005
Interest and dividend income
Interest and fees on loans	$33,584	$28,236	$65,849	$54,501
Interest and dividends on securities:
Interest	3,628	4,160	7,328	8,522
Dividends	76	81	153	162
Other interest income	258	9	428	17
Total interest and dividend income	37,546	32,486	73,758	63,202
Interest expense
Deposits	13,224	8,088	24,734	15,771
Other interest expense	7,661	7,236	15,448	13,396
Total interest expense	20,885	15,324	40,182	29,167
Net interest income	16,661	17,162	33,576	34,035
Provision for loan losses	-	-	-	-
Net interest income after provision for loan losses	16,661	17,162	33,576	34,035
Non-interest income
Loan fee income	879	607	1,509	1,137
Banking services fee income	339	353	710	736
Net gain on sale of loans held for sale	237	142	360	142
Net gain on sale of loans	73	-	100	19
Net gain on sale of securities	-	-	81	-
Federal Home Loan Bank of New York stock dividends	380	268	759	432
Bank owned life insurance	401	285	671	564
Other income	277	206	603	346
Total non-interest income	2,586	1,861	4,793	3,376
Non-interest expense
Salaries and employee benefits	4,813	4,413	9,567	8,691
Occupancy and equipment	1,261	1,011	2,370	1,974
Professional services	967	839	1,934	1,779
Data processing	656	534	1,294	1,069
Depreciation and amortization	364	398	731	801
Other operating expenses	2,324	2,165	3,921	3,649
Total non-interest expense	10,385	9,360	19,817	17,963
Income before income taxes	8,862	9,663	18,552	19,448
Provision for income taxes
Federal	2,863	2,991	5,804	5,985
State and local	593	778	1,431	1,600
Total taxes	3,456	3,769	7,235	7,585
Net income	$5,406	$5,894	$11,317	$11,863

Basic earnings per share	$0.30	$0.34	$0.64	$0.68
Diluted earnings per share	$0.30	$0.33	$0.63	$0.66
Dividends per share	$0.11	$0.10	$0.22	$0.20

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Flushing Financial Corporation	July 25, 2006 – Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands Except Share Data)

(Unaudited)

	At or For the Three Months				At or For the Six Months
	Ended June 30,				Ended June 30,
	2006		2005		2006		2005
Per Share Data
Basic earnings per share	$0.30		$0.34		$0.64		$0.68
Diluted earnings per share	$0.30		$0.33		$0.63		$0.66
Average number of shares outstanding for:
Basic earnings per share computation	17,811,046		17,487,183		17,788,822		17,482,682
Diluted earnings per share computation	18,079,904		17,937,463		18,078,845		17,969,690
Book value per share (based on 21,102,652
and 19,275,807 shares outstanding at
June 30, 2006 and 2005, respectively)	$9.86		$8.75		$9.86		$8.75

Average Balances
Total loans, net	$1,974,209		$1,669,923		$1,943,425		$1,607,880
Total interest-earning assets	2,326,946		2,076,587		2,297,538		2,025,450
Total assets	2,437,221		2,178,294		2,403,397		2,124,827
Total due to depositors	1,486,338		1,232,722		1,447,301		1,227,368
Total interest-bearing liabilities	2,183,079		1,942,541		2,153,691		1,893,408
Stockholders' equity	177,466		162,092		177,034		160,897

Performance Ratios (1)
Return on average assets	0.89%		1.08%		0.94%		1.12%
Return on average equity	12.18		14.54		12.79		14.75
Yield on average interest-earning assets	6.45		6.26		6.42		6.24
Cost of average interest-bearing liabilities	3.83		3.16		3.73		3.08
Interest rate spread during period	2.62		3.10		2.69		3.16
Net interest margin	2.86		3.31		2.92		3.36
Non-interest expense to average assets	1.70		1.72		1.65		1.69
Efficiency ratio	53.96		49.20		51.76		48.02
Average interest-earning assets to average
interest-bearing liabilities	1.07	X	1.07	X	1.07	X	1.07	X

(1)	Ratios for the quarters and six months ended June 30, 2006 and 2005 are presented on an annualized basis.

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Flushing Financial Corporation	July 25, 2006 – Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	At or for the six	At or for the year
	months ended	ended
	June 30, 2006	December 31, 2005

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.80%	7.14%
Leverage and core capital (minimum requirement = 3%)	7.80	7.14
Total risk-based capital (minimum requirement = 8%)	12.58	12.12

Capital ratios:
Average equity to average assets	7.37%	7.47%
Equity to total assets	7.88	7.50

Asset quality:
Non-performing loans	$2,373	$2,452
Non-performing assets	2,373	2,452
Net (recoveries) charge-offs	(10)	148

Asset quality ratios:
Non-performing loans to gross loans	0.11%	0.13%
Non-performing assets to total assets	0.09	0.10
Allowance for loan losses to gross loans	0.34	0.34
Allowance for loan losses to non-performing assets	301.16	260.39
Allowance for loan losses to non-performing loans	301.16	260.39

Full-service customer facilities	12	9

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Flushing Financial Corporation	July 25, 2006 – Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the three months ended June 30,
	2006				2005
	Average		Yield/		Average		Yield/
	Balance (2)	Interest (2)	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$1,927,902	$32,745	6.79%		$1,647,295	$27,877	6.77%
Other loans, net (1)	46,307	839	7.25		22,628	359	6.35
Total loans, net	1,974,209	33,584	6.80		1,669,923	28,236	6.76
Mortgage-backed securities	290,519	3,255	4.48		365,713	3,876	4.24
Other securities	39,758	449	4.52		39,346	365	3.71
Total securities	330,277	3,704	4.49		405,059	4,241	4.19
Interest-earning deposits and
federal funds sold	22,460	258	4.59		1,605	9	2.24
Total interest-earning assets	2,326,946	37,546	6.45		2,076,587	32,486	6.26
Other assets	110,275				101,707
Total assets	$2,437,221				$2,178,294
Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$258,537	965	1.49		$223,348	343	0.61
NOW accounts	39,442	48	0.49		44,865	55	0.49
Money market accounts	225,655	2,054	3.64		247,808	1,423	2.30
Certificate of deposit accounts	962,704	10,143	4.21		716,701	6,254	3.49
Total due to depositors	1,486,338	13,210	3.56		1,232,722	8,075	2.62
Mortgagors' escrow accounts	34,004	14	0.16		31,324	13	0.17
Total deposits	1,520,342	13,224	3.48		1,264,046	8,088	2.56
Borrowed funds	662,737	7,661	4.62		678,495	7,236	4.27
Total interest-bearing liabilities	2,183,079	20,885	3.83		1,942,541	15,324	3.16
Non interest-bearing deposits	59,555				53,841
Other liabilities	17,121				19,820
Total liabilities	2,259,755				2,016,202
Equity	177,466				162,092
Total liabilities and equity	$2,437,221				$2,178,294
Net interest income /
net interest rate spread		$16,661	2.62%			$17,162	3.10%
Net interest-earning assets /
net interest margin	$143,867		2.86%		$134,046		3.31%
Ratio of interest-earning assets to
interest-bearing liabilities			1.07	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.0 million for each of the three-month periods ended June 30, 2006 and 2005.

(2)

The average balances shown in this table do not include amounts from the acquisition of Atlantic Liberty, which was completed after the close of business on June 30, 2006, as no income or expense was recorded during the period presented.

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Flushing Financial Corporation	July 25, 2006 – Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the six months ended June 30,
	2006				2005
	Average		Yield/		Average		Yield/
	Balance (2)	Interest (2)	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$1,905,284	$64,465	6.77%		$1,587,005	$53,854	6.79%
Other loans, net (1)	38,141	1,384	7.26		20,875	647	6.20
Total loans, net	1,943,425	65,849	6.78		1,607,880	54,501	6.78
Mortgage-backed securities	296,426	6,647	4.48		376,484	7,968	4.23
Other securities	38,589	834	4.32		39,513	716	3.62
Total securities	335,015	7,481	4.47		415,997	8,684	4.18
Interest-earning deposits and
federal funds sold	19,098	428	4.48		1,573	17	2.16
Total interest-earning assets	2,297,538	73,758	6.42		2,025,450	63,202	6.24
Other assets	105,859				99,377
Total assets	$2,403,397				$2,124,827
Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$263,008	1,928	1.47		$219,714	610	0.56
NOW accounts	39,931	98	0.49		45,510	112	0.49
Money market accounts	201,024	3,292	3.28		250,380	2,634	2.10
Certificate of deposit accounts	943,338	19,387	4.11		711,764	12,388	3.48
Total due to depositors	1,447,301	24,705	3.41		1,227,368	15,744	2.57
Mortgagors' escrow accounts	29,840	29	0.19		27,231	27	0.20
Total deposits	1,477,141	24,734	3.35		1,254,599	15,771	2.51
Borrowed funds	676,550	15,448	4.57		638,809	13,396	4.19
Total interest-bearing liabilities	2,153,691	40,182	3.73		1,893,408	29,167	3.08
Non interest-bearing deposits	56,836				51,103
Other liabilities	15,836				19,419
Total liabilities	2,226,363				1,963,930
Equity	177,034				160,897
Total liabilities and equity	$2,403,397				$2,124,827
Net interest income /
net interest rate spread		$33,576	2.69%			$34,035	3.16%
Net interest-earning assets /
net interest margin	$143,847		2.92%		$132,042		3.36%
Ratio of interest-earning assets to
interest-bearing liabilities			1.07	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.9 million for each of the six-month periods ended June 30, 2006 and 2005.

(2)

The average balances shown in this table do not include amounts from the acquisition of Atlantic Liberty, which was completed after the close of business on June 30, 2006, as no income or expense was recorded during the period presented.

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